Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement pertaining to the Phillips-Van Heusen Corporation Associates Investment Plan for Salaried Associates

of our report dated June 23, 2008, except for Note 8, as to which date is September 23,

2008, with respect to the financial statements of the Phillips-Van Heusen Corporation

Associates Investment Plan for Salaried Associates included in the Annual Report (Form

11-K) for the year ended December 31, 2007.

/s/ SPIELMAN KOENIGSBERG & PARKER, LLP

March 23, 2009